Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to (i) the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Higher One Holdings, Inc. and (ii) the inclusion of this agreement as an Exhibit to that joint filing.

IN WITNESS WHEREOF, each of the undersigned has entered into this agreement as of August 17, 2015.

ZILKHA PARTNERS SPECIAL OPPORTUNITIES, L.P.
By:	Zilkha Advisers Special Opportunities, LLC, its General Partner

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA ADVISERS SPECIAL OPPORTUNITIES, LLC

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA PARTNERS, L.P.
By:	Zilkha Advisers, LLC, its General Partner

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA ADVISERS, LLC

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA VENTURE PARTNERS, L.P.
By:	Sciens Ventures, LLC, its General Partner

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

SCIENS VENTURES, LLC

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA INVESTMENTS, L.P.
By:	Zilkha Management, LLC, its General Partner

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

ZILKHA MANAGEMENT, LLC

By:	/s/ Donald E. Zilkha
Donald E. Zilkha
Managing Member

/s/ Donald E. Zilkha
Donald E. Zilkha